Exhibit 99.1
FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Kristina McMenamin	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
kmcmenamin@wpcarey.com	gblawrence@rosslawpr.com
W. P. Carey Announces Fourth Quarter and Year-End 2010 Financial Results
New York, NY — February 24, 2011 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the fourth quarter and year-ended December 31, 2010.
QUARTERLY AND YEAR-END RESULTS
•	Funds from operations—as adjusted (AFFO) for the fourth quarter of 2010 was $36.3 million or $0.90 per diluted share, compared to $33.7 million or $0.83 per diluted share for the fourth quarter of 2009. AFFO for the year ended December 31, 2010 was $130.9 million or $3.27 per diluted share, compared to $122.9 million or $3.09 per diluted share for 2009.
•	Cash flow from operating activities for the year ended December 31, 2010 was $86.4 million, compared to $74.5 million for 2009, while adjusted cash flow from operating activities was $88.6 million for 2010, compared to $93.9 million for 2009.
•	Total revenues net of reimbursed expenses for the fourth quarter of 2010 were $68.3 million, compared to $48.5 million for the fourth quarter of 2009. Total revenues net of reimbursed expenses for the year ended December 31, 2010 were $213.9 million, compared to $184.8 million in 2009. Reimbursed expenses are excluded from total revenues because they have no impact on net income.
•	Net Income for the fourth quarter of 2010 was $19.8 million, compared to $23 million for the same period in 2009. For the year ended December 31, 2010, net income was $74 million, compared to $69 million for 2009. Results from operations in our investment management segment were significantly higher in 2010, primarily due to a higher volume of investments structured on behalf of the CPA® REITs and lower impairment charges recognized by the CPA® REITs.
•	For the year ended December 31, 2010, we received approximately $16.6 million in cash distributions from our equity ownership in the CPA® REITs.
•	Further information concerning AFFO and adjusted cash flow from operating activities—non-GAAP supplemental performance metrics—is presented in the accompanying tables and related notes.
INVESTMENT ACTIVITY
•	Investment volume for the year ended December 31, 2010 on behalf of the CPA® REITs and for our own portfolio totaled approximately $1.1 billion, or double last year’s volume of approximately $548 million. International investments comprised 43% of total investments during 2010, compared to 36% in 2009, and we expect that international transactions will continue to form a significant portion of the investments we structure.
•	We closed approximately $593 million in investments on behalf of the CPA® REITs in the fourth quarter of 2010. These investments involved forty-seven facilities containing approximately five million square feet in the U.S., Canada, Croatia, China and Spain.

FUNDRAISING ACTIVITY
•	We continue to raise investor capital through our latest CPA® REIT offering, CPA®:17 — Global, so that we may take advantage of attractive investment opportunities that we believe are afforded by the current market environment. To date, CPA®:17 — Global has raised more than $1.4 billion in its initial offering. CPA®:17 — Global has filed a registration statement with the SEC for a follow-on offering of up to an additional $1 billion of common stock.
•	Carey Watermark Investors commenced its initial public offering of up to $1 billion of common stock, the proceeds of which will be used to acquire interests in lodging and lodging-related properties.
ASSETS UNDER MANAGEMENT
•	W. P. Carey is the advisor to the CPA® REITs, which had real estate assets of $8.5 billion and total assets of $8.8 billion as of December 31, 2010.
•	As of December 31, 2010, the occupancy rate of W. P. Carey’s 14 million square foot owned portfolio was approximately 89%. In addition, for the 99 million square feet owned by the CPA® REITs, the average occupancy rate was approximately 97%.
PROPOSED MERGER OF CPA®:14 and CPA®:16 — GLOBAL
•	As previously disclosed, on December 13, 2010 two of the CPA® REITs we manage, CPA®:14 and CPA®:16 — Global, entered into a definitive agreement pursuant to which CPA®:14 will merge with and into a subsidiary of CPA®:16 — Global, subject to shareholder approval and other closing conditions. If the merger is approved and the other closing conditions are satisfied, we currently expect that the closing will occur in the second quarter of 2011, although there can be no assurance of such timing.
DISTRIBUTIONS
•	The Board of Directors raised the quarterly cash distribution to $0.510 per share for the fourth quarter of 2010. The distribution—our 39th consecutive quarterly increase—was paid on January 14, 2011 to shareholders of record as of December 31, 2010.
Commenting on the 2010 results, W. P. Carey President and CEO Trevor Bond noted, “With more than $1 billion in transactions completed and record fundraising of nearly $600 million, 2010 was one of our most successful years. These acquisitions have added to the geographic and industry diversity of our portfolios, and we believe we can build on this momentum in 2011. Although we’re seeing new competitors entering the net lease market, we believe that our leading position in the sector combined with our seasoned acquisitions, asset management and capital-raising teams will allow us to source and execute on opportunities and maintain the risk-return profile that has been the hallmark of our CPA® programs. As global economics improve, we believe the demand for long-term capital to fund corporate growth and expansion will continue and that we are well positioned to grow and expand our own business in this environment.”
CONFERENCE CALL & WEBCAST
Please call at least 10 minutes prior to call to register.
Time: Thursday, February 24, 2011 at 11:00 AM (ET)
Call-in Number: 800-860-2442
(International) +1-412-858-4600
Webcast: www.wpcarey.com/earnings
Podcast: www.wpcarey.com/podcast
Available after 2:00 PM (ET)

Replay Number: 877-344-7529
(International) +1-412-317-0088
Replay Passcode: 448255#
Replay Available until March 11, 2011 at 9:00 AM (ET).
W. P. Carey & Co. LLC
W. P. Carey & Co. LLC (NYSE: WPC) is an investment management company that provides long-term financing to companies worldwide via sale leaseback and build to suit transactions and manages a global investment portfolio of approximately $10.5 billion. Through its CPA® series of income-generating, non-traded REITs, W. P. Carey helps companies and private equity firms unlock capital tied up in real estate assets. The W. P. Carey Group’s investments are highly diversified, comprising contractual agreements with approximately 275 long-term corporate obligors spanning 28 industries and 17 countries. http://www.wpcarey.com
Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts)

	Years ended December 31,
	2010	2009	2008
Revenues
Asset management revenue	$76,246	$76,621	$80,714
Structuring revenue	44,525	23,273	20,236
Wholesaling revenue	11,096	7,691	5,208
Reimbursed costs from affiliates	60,023	47,534	41,100
Lease revenues	63,450	62,324	66,784
Other real estate income	18,570	14,907	20,658

	273,910	232,350	234,700

Operating Expenses
General and administrative	(73,429)	(63,819)	(62,669)
Reimbursable costs	(60,023)	(47,534)	(41,100)
Depreciation and amortization	(23,969)	(22,438)	(23,082)
Property expenses	(10,888)	(7,113)	(6,496)
Other real estate expenses	(8,121)	(7,308)	(8,196)
Impairment charges	(9,512)	(3,516)	(473)

	(185,942)	(151,728)	(142,016)

Other Income and Expenses
Other interest income	1,268	1,713	2,883
Income from equity investments in real estate and CPA® REITs	30,992	13,425	14,198
Gain on sale of investment in direct financing lease	—	—	1,103
Other income and (expenses)	1,407	7,357	1,444
Interest expense	(16,234)	(14,979)	(18,598)

	17,433	7,516	1,030

Income from continuing operations before income taxes	105,401	88,138	93,714
Provision for income taxes	(25,822)	(22,793)	(23,521)

Income from continuing operations	79,579	65,345	70,193

Discontinued Operations
Income from operations of discontinued properties	781	4,430	8,950
Gains on sale of real estate, net	460	7,701	—
Impairment charges	(5,869)	(6,908)	(538)

(Loss) income from discontinued operations	(4,628)	5,223	8,412

Net Income	74,951	70,568	78,605
Add: Net loss attributable to noncontrolling interests	314	713	950
Less: Net income attributable to redeemable noncontrolling interests	(1,293)	(2,258)	(1,508)

Net Income Attributable to W. P. Carey Members	$73,972	$69,023	$78,047

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$1.98	$1.61	$1.77
(Loss) income from discontinued operations attributable to W. P. Carey members	(0.12)	0.13	0.21

Net income attributable to W. P. Carey members	$1.86	$1.74	$1.98

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$1.98	$1.61	$1.74
(Loss) income from discontinued operations attributable to W. P. Carey members	(0.12)	0.13	0.21

Net income attributable to W. P. Carey members	$1.86	$1.74	$1.95

Weighted Average Shares Outstanding
Basic	39,514,746	39,019,709	39,202,520

Diluted	40,007,894	39,712,735	40,221,112

Amounts Attributable to W. P. Carey Members
Income from continuing operations, net of tax	$78,600	$63,800	$69,635
(Loss) income from discontinued operations, net of tax	(4,628)	5,223	8,412

Net income	$73,972	$69,023	$78,047

W. P. CAREY & CO. LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years ended December 31,
	2010	2009	2008
Cash Flows — Operating Activities
Net income	$74,951	$70,568	$78,605
Adjustments to net income:
Depreciation and amortization including intangible assets and deferred financing costs	24,443	24,476	27,197
(Income) loss from equity investments in real estate and CPA® REITs in excess of distributions received	(4,920)	(2,258)	1,866
Straight-line rent and financing lease adjustments	286	2,223	2,227
Gain on sale of real estate and investment in direct financing lease	(460)	(7,701)	(1,103)
Gain on extinguishment of debt	—	(6,991)	—
Gain on lease termination	—	—	(4,998)
Allocation of (loss) earnings to profit-sharing interest	(781)	3,900	—
Management income received in shares of affiliates	(35,235)	(31,721)	(40,717)
Unrealized loss (gain) on foreign currency transactions and others	300	(174)	2,656
Realized gain on foreign currency transactions and others	(731)	(257)	(2,250)
Impairment charges	15,381	10,424	1,011
Stock-based compensation expense	7,082	9,336	7,278
Deferred acquisition revenue received	21,204	25,068	48,266
Increase in structuring revenue receivable	(20,237)	(11,672)	(10,512)
Decrease in income taxes, net	(1,288)	(9,276)	(8,079)
Decrease in settlement provision	—	—	(29,979)
Net changes in other operating assets and liabilities	6,422	(1,401)	(8,221)

Net cash provided by operating activities	86,417	74,544	63,247

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and CPA® REITs in excess of equity income	18,758	39,102	19,852
Capital contributions to equity investments	—	(2,872)	(1,769)
Purchases of real estate and equity investments in real estate	(96,884)	(39,632)	(201)
VAT paid in connection with acquisition of real estate	(4,222)	—	—
VAT refunded in connection with acquisition of real estate	—	—	3,189
Capital expenditures	(5,135)	(7,775)	(14,051)
Proceeds from sale of real estate, net investment in direct financing lease and securities	14,591	43,487	5,062
Funds placed in escrow in connection with the sale of property	(1,571)	(36,132)	—
Funds released from escrow in connection with the sale of property	36,620	—	636
Proceeds from transfer of profit-sharing interest	—	21,928	—
Payment of deferred acquisition revenue to affiliate	—	—	(120)

Net cash (used in) provided by investing activities	(37,843)	18,106	12,598

Cash Flows — Financing Activities
Distributions paid	(92,591)	(78,618)	(87,700)
Contributions from noncontrolling interests	14,261	2,947	2,582
Distributions to noncontrolling interests	(4,360)	(5,505)	(5,607)
Contributions from profit-sharing interest	3,694	—	—
Distributions to profit-sharing interest	(693)	(5,645)	—
Purchase of noncontrolling interest	—	(15,380)	—
Scheduled payments of non-recourse debt	(14,324)	(9,534)	(9,678)
Prepayments of non-recourse debt	—	(13,974)	—
Proceeds from non-recourse debt financing	56,841	42,495	10,137
Proceeds from line of credit	83,250	150,500	129,300
Prepayments of line of credit	(52,500)	(148,518)	(111,572)
Proceeds from loans from affiliates	—	1,625	—
Repayments of loans from affiliates	—	(1,770)	(7,569)
Payment of financing costs	(1,204)	(862)	(375)
Funds placed in escrow in connection with financing	—	—	(400)
Proceeds from issuance of shares	3,724	1,507	23,350
Windfall tax benefits associated with stock-based compensation awards	2,354	143	2,156
Repurchase and retirement of shares	—	(10,686)	(15,413)

Net cash used in financing activities	(1,548)	(91,275)	(70,789)

Change in Cash and Cash Equivalents During the Year
Effect of exchange rate changes on cash	(783)	276	(394)

Net increase in cash and cash equivalents	46,243	1,651	4,662
Cash and cash equivalents, beginning of year	18,450	16,799	12,137

Cash and cash equivalents, end of year	$64,693	$18,450	$16,799

W. P. CAREY & CO. LLC
Financial Highlights (Unaudited)
(in thousands, except share and per share amounts)
These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three months ended December 31,			Years ended December 31,
	2010	2009	2008	2010	2009	2008
EBITDA
Investment management	$31,055	$18,892	$13,079	$80,366	$54,179	$61,805
Real estate ownership	10,679	20,883	23,238	60,123	77,674	84,408

Total	$41,734	$39,775	$36,317	$140,489	$131,853	$146,213

AFFO
Investment management	$23,511	$16,802	$11,415	$68,663	$55,550	$49,119
Real estate ownership	12,766	16,871	22,412	62,207	67,326	75,331

Total	$36,277	$33,673	$33,827	$130,870	$122,876	$124,450

EBITDA Per Share (Diluted)
Investment management	$0.77	$0.47	$0.32	$2.01	$1.36	$1.54
Real estate ownership	0.27	0.52	0.58	1.50	1.96	2.10

Total	$1.04	$0.99	$0.90	$3.51	$3.32	$3.64

AFFO Per Share (Diluted)
Investment management	$0.58	$0.41	$0.28	$1.72	$1.39	$1.22
Real estate ownership	0.32	0.42	0.56	1.55	1.70	1.87

Total	$0.90	$0.83	$0.84	$3.27	$3.09	$3.09

Adjusted Cash Flow From Operating Activities
Adjusted cash flow				$88,634	$93,880	$89,385

Adjusted cash flow per share (diluted)				$2.22	$2.36	$2.22

Distributions declared per share				$2.028	$1.996	$1.955

Payout ratio (distributions per share/adjusted cash flow per share)				91%	85%	88%

W. P. CAREY & CO. LLC
Reconciliation of Net Income to EBITDA (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended December 31,			Years ended December 31,
	2010	2009	2008	2010	2009	2008
Investment Management
Net income from investment management attributable to W. P. Carey members	$18,751	$11,616	$9,603	$50,662	$29,334	$34,858
Adjustments:
Provision for income taxes	11,141	6,227	2,246	25,052	21,038	22,432
Depreciation and amortization	1,163	1,049	1,230	4,652	3,807	4,515

EBITDA — investment management	$31,055	$18,892	$13,079	$80,366	$54,179	$61,805

EBITDA per share (diluted)	$0.77	$0.47	$0.32	$2.01	$1.36	$1.54

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$1,030	$11,370	$12,297	$23,310	$39,689	$43,189
Adjustments:
Interest expense	4,460	3,734	4,019	16,234	14,979	18,598
Provision for income taxes	441	628	870	770	1,755	1,089
Depreciation and amortization	4,748	4,594	3,392	19,317	18,631	18,567
Reconciling items attributable to discontinued operations	—	557	2,660	492	2,620	2,965

EBITDA — real estate ownership	$10,679	$20,883	$23,238	$60,123	$77,674	$84,408

EBITDA per share (diluted)	$0.27	$0.52	$0.58	$1.50	$1.96	$2.10

Total Company
EBITDA	$41,734	$39,775	$36,317	$140,489	$131,853	$146,213

EBITDA per share (diluted)	$1.04	$0.99	$0.90	$3.51	$3.32	$3.64

Diluted weighted average shares outstanding	40,104,715	40,390,393	40,466,930	40,007,894	39,712,735	40,221,112

Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Accordingly, EBITDA should not be considered as an alternative to net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended December 31,			Years ended December 31,
	2010	2009	2008	2010	2009	2008
Investment Management
Net income from investment management attributable to W. P. Carey members	$18,751	$11,616	$9,603	$50,662	$29,334	$34,858
Amortization, deferred taxes and other non-cash charges	2,275	(3,370)	(1,283)	7,305	1,796	2,494
AFFO from equity investments	2,485	8,556	3,095	10,696	24,420	11,767

AFFO — investment management	$23,511	$16,802	$11,415	$68,663	$55,550	$49,119

AFFO per share (diluted)	$0.58	$0.41	$0.28	$1.72	$1.39	$1.22

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$1,030	$11,370	$12,297	$23,310	$39,689	$43,189
Gain on sale of direct financing lease	—	—	—	—	—	(1,103)
Gain on sale of real estate, net	—	(7,358)	—	(460)	(7,701)	—
Gain on extinguishment of debt, net (a)	—	—	—	—	(2,796)	—
Other gains (losses), net	(755)	—	—	(755)	—	—
Depreciation, amortization and other non-cash charges	4,739	4,976	7,594	19,449	19,513	23,308
Straight-line and other rent adjustments	128	465	172	295	1,273	887
Impairment charges	6,763	5,754	473	15,381	10,424	1,011
AFFO from equity investments	1,018	1,818	2,039	5,598	7,505	8,718
Noncontrolling interests’ share of AFFO	(157)	(154)	(163)	(611)	(581)	(679)

AFFO — real estate ownership	$12,766	$16,871	$22,412	$62,207	$67,326	$75,331

AFFO per share (diluted)	$0.32	$0.42	$0.56	$1.55	$1.70	$1.87

Total Company
AFFO	$36,277	$33,673	$33,827	$130,870	$122,876	$124,450

AFFO per share (diluted)	$0.90	$0.83	$0.84	$3.27	$3.09	$3.09

Diluted weighted average shares outstanding	40,104,715	40,390,393	40,466,930	40,007,894	39,712,735	40,221,112

(a)	In January 2009, Carey Storage repaid, in full, the $35.0 million outstanding balance on its secured credit facility for $28.0 million and recognized a gain of $7.0 million on the repayment of this debt at a discount, inclusive of the profit sharing interest of $4.2 million.
Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used by investors and analysts in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO or funds from operations — as adjusted (AFFO) should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity but should be used in conjunction with GAAP net income. FFO or AFFO disclosed by other REITs may not be comparable to our AFFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate AFFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but that have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation. As a result, we believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

W. P. CAREY & CO. LLC
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Years ended December 31,
	2010	2009	2008
Cash flow from operating activities	$86,417	$74,544	$63,247
Adjustments:
Distributions received from equity investments in real estate in excess of equity income (a)	9,253	18,503	10,868
Distributions paid to noncontrolling interests, net (b)	(614)	(568)	(3,025)
Changes in working capital (c)	(6,422)	1,401	9,574
Settlement payment (d)	—	—	21,012
CPA®:16 — Global performance adjustment, net (e)	—	—	(12,291)

Adjusted cash flow from operating activities	$88,634	$93,880	$89,385

Adjusted cash flow per share (diluted)	$2.22	$2.36	$2.22

Distributions declared per share	$2.028	$1.996	$1.955

Payout ratio (distributions per share/adjusted cash flow per share)	91%	85%	88%

Diluted weighted average shares outstanding	40,007,894	39,712,735	40,221,112

(a)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of distributions made by ventures that we consolidate in our financial statements.

(c)	Timing differences arising from the payment of certain liabilities and the receipt of certain receivables in a period other than that in which the item is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the item was actually recognized.

(d)	In March 2008, we entered into a settlement with the SEC with respect to all matters relating to a previously disclosed investigation. In connection with this settlement, we paid $30.0 million in the first quarter of 2008 and recognized an offsetting $9.0 million tax benefit in the same period.

(e)	Amounts deferred in lieu of CPA®:16 — Global achieving its performance criterion, net of a 45% tax provision. In determining cash flow generated from our core operations, we believe it is more appropriate to normalize cash flow for the impact of CPA®:16 — Global achieving its performance criterion, rather than recognizing the entire deferred amount in the quarter in which the performance criterion was met (second quarter of 2007), as this revenue was actually earned over a three-year period.
Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the period an expense is incurred and paid, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders and as one measure of our operating performance when we determine executive compensation. Adjusted cash flow from operating activities should not be considered as an alternative to cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.